Exhibit 10.9

ASSIGNMENT AND MODIFICATION OF GROUND LEASE PREMISES 2

THIS ASSIGNMENT AND MODIFICATION OF GROUND LEASE PREMISES 2 (this “Assignment”) dated November 1, 2023, is made by and between Campus Associates XI LLC, a New York limited liability company with an address at 302 Washington Avenue Extension, Albany, New York (“Campus Associates”), Vista Development Group, LLC a New York limited liability company with an address at 302 Washington Avenue Extension, Albany, New York 12203 (“Vista Development”) and Plug Power, Inc. a New York corporation with an address at 968 Albany Shaker Road, Latham, New York 12110 (“Plug Power”).

WHEREAS, Campus Associates and Vista Development entered into a Ground Lease Premises 2 on April 29, 2022, with respect to that certain 16.95 acre parcel of vacant land located at Vista Boulevard, Town of Bethlehem and Town of New Scotland, County of Albany, State of New York (“Ground Lease”); and

WHEREAS, Vista Development entered into an Option to Acquire Ground Lease Premises 2 with Campus Associates XII LLC dated December 15, 2021 which provided Campus Associates XII LLC an option to purchase Vista Development’s interest in the Ground Lease; and

WHEREAS, Campus Associates XII LLC subsequently entered into an Option to Purchase Ground Lease with Plug Power dated December 15, 2021, which provided Plug Power an option to purchase Campus XII LLC’s option to purchase the Ground Lease; and

WHEREAS, as of the date hereof, Plug Power exercised its option to purchase the Ground Lease interest so that the tenant’s interest in the Ground Lease will be assigned from Vista Development to Plug Power; and

WHEREAS, in addition to the assignment of the ground leasehold interest in the Ground Lease, Campus Associates and Plug Power agree to modify certain terms and conditions of the Ground Lease as expressly set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Defined Terms: All capitalized terms used herein but not specifically defined shall have the meaning set forth in the Ground Lease.

2.	Assignment: Vista Development hereby transfers, conveys and assigns to Plug Power all of its right, title and interest in and to the Ground Lease.

3.

Assumption: Plug Power hereby assumes all the obligations of Vista Development arising or accruing on or after the date hereof except with respect to all taxes and operating expenses which Plug Power assumes as of August 1, 2023 under the Ground Lease and shall keep and perform all conditions and covenants of the Ground Lease in the same manner as if Plug Power were the original tenant thereunder. Vista Development shall remain responsible for all liabilities and obligations arising or accruing under the Ground Lease prior to the date of this Assignment except with respect to the taxes and operating expenses which Plug Power assumed effective August 1, 2023.

4.

Estoppel. Campus Associates and Vista Development each in their individual capacity, and collectively hereunder, hereby warrant and represent to Plug Power, and Plug Power shall be entitled to rely to its detriment on the following statement: (i) there are no other third-party contracts or lease agreements, including any amendments, nor any amendment(s) to the Ground Lease, either written or oral, existing between Campus Associates and/or Vista Development and any third party relating to the Leased Premises besides the Ground Lease; (ii) that all monies owed under the Ground Lease have been paid in a timely manner; (iii) that Vista Development has satisfied all of its obligations under the Lease through the date of this Assignment; (iv) there are not outstanding claims and/or disputes between Campus Associates and Vista Development thereunder; (v) no prepayment of any money and no deposits have been made by Vista Development to Campus Associates except as explicitly provided for in the Ground Lease; and (vi) As of the date of this Assignment, there are no defaults under the terms of the Ground Lease either by Campus Associates or Vista Development.

5.	Landlord Consent: Campus Associates consents to the assignment of the Ground Lease from Vista Development to Plug Power.

6.	Amendment: The Ground Lease shall be modified and amended as follows:

a.

Plug Power executed and delivered to Campus Associates XII LLC a promissory note dated even date herewith in the principal amount of THREE MILLION THREE HUNDRED NINETY THOUSAND DOLLARS AND 00/100 ($3,390,000.00) (“Note”). A default under the Ground Lease shall be a default under the Note and a default under the Note shall be a default under the Ground Lease.

b.	Section 14.01 of the Ground Lease shall be deleted and replaced as follows:

“Section 14.01. Tenant on the last date of the Term or on the last day of any earlier termination of the Term covenants to surrender and deliver the Leased Premises to the Landlord. Landlord shall have the right to determine the property and Improvements which shall be removed by Tenant at the expiration or earlier termination of the Lease. This shall not apply to building improvements if any constructed on the Land which may remain in place. Title to the Improvements is now and shall be and remain in Tenant during the Lease Term. Title to the Improvements which remain on the Leased Premises shall vest in the Landlord upon the expiration or earlier termination of the Lease Term.”

7.

No Other Amendments. Except as otherwise expressly set forth herein, all terms and conditions of the Ground Lease shall remain unchanged and in full force and effect. This Assignment may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Plug Power and Campus Associates or their respective successors and permitted assigns.

8.	Binding on Successors. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

9.

Recording. Neither Campus Associates nor Plug Power shall record this Assignment, but at the request of Plug Power, both Campus Associates and Plug Power shall execute a memorandum documenting the existence of the Ground Lease in the county in which the Premises is located. This memorandum shall, at a minimum contain the legal description of the Leased Premises, the names of the parties to the Ground Lease, and the duration of the Ground Lease. In the event a memorandum of lease is already recorded in the county in which the Leased Premises is located, Campus Associates and Plug Power agree to execute and record a memorandum of assignment evidencing that Campus Associates and Plug Power are the successors in interest to the Ground Lease. The cost of recording shall be borne by Plug Power.

10.

Title Insurance. It is understood that Plug Power may seek to obtain a leasehold title policy insuring Plug Power’s leasehold interest in the Leased Premises at its sole cost and expense. Campus Associates agrees to provide such affidavits and entity documents as may be customarily and reasonably required by any national title insurance company as selected by Plug Power, for Plug Power to obtain a leasehold policy. Campus Associates further agrees to cooperate with Plug Power to execute any title curative instruments including, but not limited to, non-disturbance agreements, containment letters, releases or any other documents Plug Power deems necessary, in its reasonable judgment, to operate the Leased Premises or to obtain a leasehold title policy that is reasonably acceptable to Plug Power.

11.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without regard to rules concerning conflicts of laws.
12.

Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. For purposes of this Assignment, a document (or signature page thereto) signed and transmitted by facsimile machine, email or

PDF document, is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date written above.

Campus Associates XI LLC

By:	/s/ Joseph R. Nicolla
Name:	Joseph R. Nicolla
Title:	Authorized Representative

Plug Power, Inc.

By:	/s/ Andrew Marsh
Name:	Andrew Marsh
Title:	BOD Member

Vista Development Group LLC

By:	/s/ Stephen Obermayer
Name:	Stephen Obermayer
Title:	Authorized Representative